John Hancock Investment Management Services, LLC
601 Congress Street Boston, MA 02210

July 6, 2007
To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210
Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Advisory Agreement dated October 17, 2005, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A, B, C, D, E, F, G, H, I and J hereto.
2. The Adviser will voluntarily waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices K and L hereto.
3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,
JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By: /s/ Charles A. Rizzo
        Charles A. Rizzo, Vice President
        And Chief Financial Officer

APPENDIX A
Advisory Fee Contractual Reimbursement –
Lifestyle Portfolios Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifestyle Portfolio (each a “Lifestyle Class”):
Class A
Class B
Class C
Class R
Class R1
Class R2
Class R3
Class R4
Class R5
“Expenses” mean the following expenses attributable to a Lifestyle Class: (a) blue sky state registration fees and (b) printing and postage.
The Adviser contractually agrees to make payment to a Lifestyle Class of a Lifestyle Portfolio in an amount equal to the amount by which the Expenses of the Lifestyle Class of the Lifestyle Portfolio exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifestyle Class of the Lifestyle Portfolio.
This expense reimbursement shall continue in effect until May 1, 2008 and thereafter until terminated by the Adviser on notice to the Trust.

A-1

APPENDIX B
Advisory Fee Contractual Reimbursement –
Lifestyle Funds Only
Class Specific (Class 5)
The expense reimbursement set forth in this Appendix shall apply to the following class of shares of each Lifestyle Portfolio (a “Lifestyle Class”):
Class 5
“Expenses” mean the total operating expenses attributable to a Lifestyle Class.
The Adviser contractually agrees to make payment to a Lifestyle Class of a Lifestyle Portfolio in an amount equal to the amount by which the Expenses of the Lifestyle Class of the Lifestyle Portfolio exceed 0.07% of average annual net assets (on an annualized basis) attributable to the Lifestyle Class of the Lifestyle Portfolio.
This expense reimbursement shall continue in effect until May 1, 2008 and thereafter until terminated by the Adviser on notice to the Trust.

B-1

APPENDIX C
Advisory Fee Contractual Reimbursement –
Lifecycle Portfolios Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifecycle Portfolio (each a “Lifecycle Class”):
Class A
Class B
Class C
Class R
Class R1
Class R2
Class R3
Class R4
Class R5
Class I
Class 1
“Expenses” means all expenses attributable to a Lifecycle Class, excluding underlying fund expenses, taxes, brokerage commissions, interest, litigation and indemnification expenses, other extraordinary expenses not incurred in the ordinary course of the business, and fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.
The Adviser agrees to make payment to a Lifecycle Class of a Lifecycle Portfolio in an amount equal to the amount by which the Expenses of the Lifecycle Class of the Lifecycle Fund exceed the percentage of average annual net assets (on an annualized basis) attributable to the Lifecycle Class of the Lifecycle Portfolio as follows:

	2010	2015	2020	2025	2030	2035	2040	2045	2050	Retirement
Class:	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
A	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%	0.69%
B	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.39%
C	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.35%	1.39%
R	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%	1.20%	1.24%
R1	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%	0.99%
R2	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%	0.74%
R3	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	0.85%	0.89%
R4	0.55%	0.55%	0.55%	0.55%	0.55%	0.55%	0.55%	0.55%	0.55%	0.59%
R5	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.29%
I	0.20%	0.20%	0.20%	0.20%	0.20%	0.20%	0.20%	0.20%	0.20%	0.24%
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

C-1

APPENDIX D
Advisory Fee Contractual Reimbursement –
Absolute Return Portfolio Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of the Absolute Return Portfolio (each an “Absolute Return Class”):
Class A
Class B
Class C
Class R3
Class R4
Class R5
Class 1
“Expenses” means all expenses attributable to an Absolute Return Class, excluding management fees, underlying fund expenses, Rule 12b-1 fees, taxes, brokerage commissions, interest, litigation and indemnification expenses, other extraordinary expenses not incurred in the ordinary course of the business, and fees under any agreement or plans of the Absolute Return Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Absolute Return Portfolio.
The Adviser has contractually agreed to waive management fees or reimburse Absolute Return Class expenses to the extent that other expenses exceed the percentage of the average annual net assets attributable to the respective classes as follows:

Class:	Absolute Return
A	0.05%
B	0.05%
C	0.05%
R3	0.05%
R4	0.05%
R5	0.05%
1	0.05%
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

D-1

APPENDIX E
Advisory Fee Contractual Reimbursement –
Quantitative All Cap Fund Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of the Quantitative All Cap Fund (each a “Quantitative All Cap Class”):
Class A
Class B
Class C
Class I
“Expenses” means all expenses attributable to a Quantitative All Cap Class, excluding taxes, brokerage commissions, interest, litigation and indemnification expenses, other extraordinary expenses not incurred in the ordinary course of the business, and fees under any agreement or plans of the Quantitative All Cap Fund dealing with services for shareholders and others with beneficial interests in shares of the Quantitative All Cap Fund.
The Adviser has contractually agreed to waive management fees or reimburse for certain other Quantitative All Cap Class expenses so that total Quantitative All Cap Fund’s operating expenses do not exceed the percentage of the average annual net assets attributable to the respective classes as follows:

Class:	Quantitative All Cap
A	1.30%
B	2.00%
C	2.00%
I	0.85%
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

E-1

APPENDIX F
Advisory Fee Contractual Reimbursement –
Lifecycle Portfolios Only
Fund Level
The expense reimbursement set forth in this Appendix shall apply to the Lifecycle Portfolios at the fund level.
The Adviser agrees to make payment to the Lifecycle Portfolios in an amount equal to the amount by which the certain Portfolio level expenses of the Lifecycle Portfolios exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifecycle Portfolios. Such expenses exclude (a) management fees, (b) Rule 12b-1 fees, (c) transfer agency fees and service fees, (d) taxes, (e) portfolio brokerage commissions, (f) interest (g) underlying fund expenses, (h) printing and postage, (i) blue sky, (j) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Lifecycle Portfolios, and (k) fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

F-1

APPENDIX G
Advisory Fee Contractual Reimbursement –
Absolute Return Portfolio Only
Fund Level
The expense reimbursement set forth in this Appendix shall apply to the Absolute Return Portfolio at the fund level.
The Adviser agrees to make payment to the Absolute Return Portfolio in an amount equal to the amount by which the other expenses of the Absolute Return Portfolio exceed 0.05% of average annual net assets (on an annualized basis) attributable to the Absolute Return Portfolio. Other expenses exclude (a) management fees, (b) Rule 12b-1 fees, (c) transfer agency fees and service fees, (d) taxes, (e) portfolio brokerage commissions, (f) interest, (g) underlying fund expenses, (h) printing and postage, (i) blue sky and (j) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Absolute Return Portfolio.
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

G-1

APPENDIX H
Advisory Fee Contractual Reimbursement –
Quantitative All Cap Fund Only
Fund Level
The expense reimbursement set forth in this Appendix shall apply to the Quantitative All Cap Fund at the fund level.
The Adviser agrees to make payment to the Quantitative All Cap Fund in an amount equal to the amount by which all expenses of the Quantitative All Cap Fund exceed 0.80% of average annual net assets (on an annualized basis) attributable to the Quantitative All Cap Fund. Expenses exclude (a) Rule 12b-1 fees, (b) transfer agency fees and service fees, (c) taxes, (d) portfolio brokerage commissions, (e) interest, (f) printing and postage, (g) blue sky, (h) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Quantitative All Cap Fund, and (i) fees under any agreement or plans of the Quantitative All Cap Fund dealing with services for shareholders and others with beneficial interests in shares of the Quantitative All Cap Fund.
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

H-1

APPENDIX I
Advisory Fee Contractual Reimbursement –
Fund Level
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (a) taxes; (b) portfolio brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees; (h) blue sky fees; (i) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust; and (j) printing and postage.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of the Appendix I shall be as follows:

Fund	Expense Limit
Emerging Small Company Fund	0.06%

Small Cap Index Fund	0.075%
Total Bond Market Fund	0.075%
This expense reimbursement shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

I-1

APPENDIX J
Advisory Fee Contractual Waiver –
Fund Level
The contractual advisory fee waiver set forth in this Appendix shall apply as follows:
The Adviser has agreed to waive its management fees for the Global Fund and International Value Fund so that the amount retained by the Adviser after payment of the subadvisory fees for each such Fund does not exceed 0.45% of the Fund’s average annual net assets.
These advisory fee waivers shall continue in effect until December 31, 2007 and thereafter until terminated by the Adviser on notice to the Trust.

J-1

APPENDIX K
Advisory Fee Voluntary Reimbursement –
Fund Level
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (a) taxes; (b) portfolio brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees and service fees; (h) blue sky fees; (i) printing and postage; and (j) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser voluntarily agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The voluntary Expense Limit for each of the Funds for the purposes of this Appendix shall be as follows:

Fund	Expense Limit
International Equity Index Fund	0.05%
Index 500 Fund	0.05%

Special Value Fund	0.07%

Mid Cap Index Fund	0.075%
Total Stock Market Index Fund	0.075%

International Opportunities Fund	0.35%
International Small Cap Fund	0.35%
Global Fund	0.35%
Global Bond Fund	0.35%
Global Real Estate Fund	0.35%
International Value Fund	0.35%
International Small Company Fund	0.35%
Overseas Equity Fund	0.35%
Pacific Rim Fund	0.35%
Emerging Market Value Fund	0.35%

All other Funds except those noted above in the table	0.25%
This expense reimbursement shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

K-1

APPENDIX L
Advisory Fee Voluntary Reduction –
Fund Level
The voluntary advisory fee reduction set forth in this Appendix shall apply as follows:
The Adviser has also voluntarily agreed to reduce the management fee for each T. Rowe Fund by the amount that the subadvisory fee is reduced. T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee for the Blue Chip Growth Fund, Equity-Income Fund, Health Sciences Fund, Science & Technology Fund, Small Company Value Fund, Spectrum Income Fund and Real Estate Equity Fund. This waiver is based on the combined average daily net assets of these Funds and the following funds of John Hancock Trust: Blue Chip Growth Trust, Equity-Income Trust, Health Sciences Trust, Mid Value Trust, Science & Technology Trust, Small Company Value Trust, Spectrum Income Trust and Real Estate Equity Trust (collectively, the “T. Rowe Funds”).
The percentage reduction is as follows:

Combined Average Daily Net Assets of the	Fee Reduction (As a Percentage of
T. Rowe Funds	the Subadvisory Fee)
First $750 million	0.00%
Next $750 million	5.0%
Next $1.5 billion	7.5%
Over $3 billion	10.0%
This voluntary fee reduction shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

L-1